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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       ANTHONY & SYLVAN POOLS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

                                PROXY STATEMENT

                                 MARCH 31, 2000

                              GENERAL INFORMATION

This proxy statement is furnished to shareholders of Anthony & Sylvan Pools Corporation (the "Company") on its behalf, by its Board of Directors, in connection with its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 2, 2000 at the Holiday Inn - Mayfield, 780 Beta Drive, Mayfield Heights, Ohio 44143 at 10:00 a.m. EST, or any adjournments thereof to elect four directors. This proxy statement was first mailed on March 31, 2000 to shareholders of record on March 24, 2000.

On March 24, 2000, there were 2,652,539 common shares outstanding. Each shareholder of record as of that date is entitled to notice of the meeting and to cast one vote per share held on all matters to come before the Annual Meeting. The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for the purposes of the Annual Meeting.

A form of proxy accompanies this statement which shareholders are urged to fill in and return. The persons appointed by validly executed proxies will vote the shares covered thereby according to the instructions endorsed thereon. Shares covered by signed proxies otherwise unmarked or on which contradictory or unclear instructions are given will be voted in accordance with the best judgment of the persons appointed thereon.

The appointment of a proxy may be revoked at any time by providing notice to the Company prior to the Annual Meeting or by appearing at the Annual Meeting to vote in person.

                      NOMINATION AND ELECTION OF DIRECTORS

The number of directors of the Company is currently set at four. All directors are to be elected at the Annual Meeting with their terms expiring with the Company's annual meeting of shareholders to be held in 2001.

The Board of Directors has nominated Stuart D. Neidus, Mary Ann Jorgenson, Thomas B. Waldin and Roger D. Blackwell to succeed themselves as incumbents. They have all agreed to serve if elected.

The Regulations of the Company provide for the nomination of directors by shareholders pursuant to a notice satisfying specified requirements, timely given to the Secretary of the Company. No such notice has been received as of the date hereof. The Company's Executive Committee will also consider recommendations by shareholders for nomination as directors. Directors are elected by a plurality of the votes represented at the meeting, either in person or by proxy, and entitled to vote.

A brief biography of each of the nominees including their principal occupations, ages at the date of this statement, a brief account of their business experience, and the identity of certain companies of which they are or were directors or with which they are or were associated appear in the following section. Their beneficial ownership of common shares of the Company is contained in the section headed "Beneficial Ownership of Shares."

                             NOMINEES AND DIRECTORS

                                STUART D. NEIDUS
                                     AGE 49

Mr. Neidus has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1998. He is also a director of PVF Capital Corp., a Federally insured savings bank. Mr. Neidus served as Chief Financial Officer of the Company from September 1998 through April 1999. He also served as Executive Vice President and Chief Financial Officer of Essef Corporation (the former indirect parent of the Company) from September 1996 to August 1999. Prior to that, from 1992 to 1996, Mr. Neidus served with Premier Farnell plc, successor to Premier Industrial Corporation, most recently as Executive Vice President. Prior to joining Premier Farnell plc, Mr. Neidus spent 19 years as an independent public accountant with KPMG, LLP, including eight years as a partner.

Mr. Neidus has served as a director since May 1997 and is a member of the Executive Committee.

                               MARY ANN JORGENSON
                                     AGE 59

Ms. Jorgenson is a partner and head of the corporate practice in the law firm of Squire, Sanders & Dempsey L.L.P. and has been associated with that firm since 1975. She is a director of the general partner of Cedar Fair, L.P., the owner of five regional amusement parks. She is also a director of S 2 Golf Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

Ms. Jorgenson served as Secretary of the Company from May of 1997 to September of 1999 and has been a director since September 1998. She is Chairperson of the Compensation Committee and a member of the Audit and Executive Committees.

                                THOMAS B. WALDIN
                                     AGE 57

Mr. Waldin was the President and Chief Executive Officer of Essef Corporation from 1990 to August 1999. Since 1977 he has been active as an investor in and a director of a number of small businesses. He retired in 1987 as Chief Operating Officer of USG Interiors, Inc. and Chief Executive Officer of Donn, Inc. The former is a unit of

USG Corporation, a worldwide manufacturer and distributor of building products, created in connection with the acquisition of Donn, Inc. in 1986.

Mr. Waldin has served as a director since May 1997 and was Chairman of the Board of Directors from May 1997 until September 1998. He is Chairman of the Executive Committee and the Audit Committee and a member of the Compensation Committee.

                               ROGER D. BLACKWELL
                                     AGE 59

Mr. Blackwell has been a Professor of Marketing at The Ohio State University for more than five years and is also President and Chief Executive Officer of Roger
D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Mr. Blackwell is also a director of Airnet Systems, Inc., Applied Industrial Technologies, Inc., Bank Stock Group, Checkpoint Systems, Inc., The Flex-Funds, Max & Erma's Restaurants, Inc., Intimate Brands, Inc. Abercrombie & Fitch, Inc. and Worthington Foods, Inc.

Mr. Blackwell has served as director since November 1999 and is a member of both the Audit Committee and Compensation Committee.

                    DIRECTORS' COMMITTEES, MEETINGS AND FEES

At its meeting following the Annual Meeting of Shareholders, the Board of Directors will appoint from among its membership an Audit Committee, a Compensation Committee and an Executive Committee, which will serve until the next annual meeting.

THE AUDIT COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Waldin, Chairman, Mr. Blackwell and Ms. Jorgenson. The Audit Committee receives the report of the Company's independent auditors, oversees the preparation of the Company's financial statements and assesses the adequacy of the Company's system of internal accounting controls, establishing policies and guidelines in respect thereto. The Audit Committee met once in 1999 after the Company was split-off from Essef Corporation in August of 1999.

THE COMPENSATION COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Ms. Jorgenson, Chairperson, Mr. Blackwell and Mr. Waldin. The Compensation Committee has authority to recommend, approve and, relating to specific mandate from the Board of Directors, implement its recommendations on all matters relating to direct and indirect compensation of officers and employees of the Company and its subsidiaries. The Compensation Committee met once in 1999 after the Company was split-off in August of 1999.

THE EXECUTIVE COMMITTEE consists of three directors, one of whom, Mr. Neidus, is an officer of the Company. The committee consists of Mr. Waldin, Chairman, Mr. Neidus and Ms. Jorgenson. The Executive Committee is empowered to exercise all authority of the Board of Directors between meetings of that body, subject to report, with the exception of the declaration of dividends, appointment or election of officers and determination of their compensation, and the filling of vacancies on the Board or any Committee. The Executive Committee has not met since the Company was split-off in August of 1999.

THE BOARD OF DIRECTORS of the Company and its three committees held a total of four meetings during fiscal 1999 of which two were meetings of the Board of Directors. All of the directors attended 100% of the meetings of the Board of Directors and committees of which they were members.

Employee directors receive no compensation for their services as directors. Non-employee directors each receive: (i) 2,000 nonqualified options to purchase Company shares on the date the person first becomes a director; (ii) 1,000 nonqualified options to purchase Company shares at each annual meeting of shareholders; and (iii) $25,000 per year in Company shares, credited at the end of each month, in the form of deferred compensation.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended December 31, 1999 and 1998, respectively, for the named executive officers of the Company.

                         SUMMARY COMPENSATION TABLE (1)

                                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                        -----------------------------------   ----------------------
                                                                 OTHER
                                        SALARY     BONUS    COMPENSATION(3)
       NAME OF PRINCIPLE         YEAR     ($)       ($)           ($)                OPTIONS
       -----------------         ----   -------   -------   ---------------   ----------------------
Stuart D. Neidus,                1999(2) 176,792    32,503       12,408               102,108
  Chairman & Chief               1998(2) 137,037    77,400        6,440                    --
  Executive Officer
Howard P. Wertman,               1999    175,000        --        8,940                50,716
  President                      1998    174,300   114,344        8,576                    --
Richard M. Kelso,                1999    137,500        --        6,372                41,572
  Executive Vice President &     1998    135,300    90,879        7,664                    --
  Chief Operating Officer

---------------

(1) Since the Company was not a reporting company during 1997, only the information with respect to the two most recently completed fiscal years are noted in the table.

(2) Includes an allocation of 60% of the amount earned by Mr. Neidus in his capacity as an officer of Essef Corporation prior to the split-off from the Company's former parent on August 10, 1999 and the full amount earned in his capacity as Chairman and Chief Executive Officer of the Company since that date.

(3) Includes for each named executive officer, motor vehicle allowances, life insurance premiums and matching contributions to either Essef Corporation's or the Company's 401(K) profit sharing plan.

                                 OPTION GRANTS

The following table sets forth the information regarding grants of stock options to each of the Company's named executive officers under the 1999 Long-Term Incentive Plan during the fiscal year ended December 31, 1999. The stock options vest over five years commencing with the second anniversary of the grant date.

                                                                                              GRANTED
                                                                                                DATE
                                             % OF TOTAL OPTIONS    EXERCISE                   PRESENT
                                  OPTIONS        GRANTED TO         PRICE      EXPIRATION     VALUE(1)
              NAME                GRANTED    EMPLOYEES IN 1999       ($)          DATE           $
              ----                -------    ------------------    --------    ----------    ----------
Stuart D. Neidus,                 75,000            16.5%           16.00       8/10/2009       3,000
  Chairman & Chief                27,108             6.0%            6.81      12/29/2009      55,842
  Executive Officer
Howard P. Wertman,                30,000             6.6%           16.00       8/10/2009       1,200
  President                       20,716             4.6%            6.81      12/29/2009      42,675
Richard M. Kelso,                 25,000             5.5%           16.00       8/10/2009       1,000
  Executive Vice President &      16,572             3.7%            6.81      12/29/2009      33,312
  Chief Operating Officer

---------------

(1) Calculated using the Black Scholes option pricing model using the following assumptions: expected life of 5 years, risk free interest rate of 6.33% and a volatility of 16.5%.

The following table shows information relating to aggregate stock option exercises during 1999 and year-end stock option values for each of the named executive officers:

                                                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT                  OPTIONS AT
                            SHARES ACQUIRED     VALUE        DECEMBER 31, 1999         DECEMBER 31, 1999 ($)
          NAME                ON EXERCISE      REALIZED  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ------------------  --------  -------------------------   -------------------------
Stuart D. Neidus,                  --             --         83,187 / 102,108             434,028 / 3,388
  Chairman & Chief
  Executive Officer
Howard P. Wertman,                 --             --             -- /  50,716                  -- / 2,590
  President
Richard M. Kelso,                  --             --             -- /  41,171                  -- / 2,021
  Executive Vice
  President & Chief
  Operating Officer

                             EMPLOYMENT AGREEMENTS

The Company currently has employment agreements with three of its named executive officers: Messrs. Neidus, Wertman and Kelso.

Each of the agreements expires on December 31, 2000, unless it is terminated or extended according to its terms. As compensation for his service as Chief Executive Officer of the Company, Mr. Neidus will receive an annual base salary of at least $229,000 and performance-based bonuses targeted at 60% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Neidus received options to purchase 75,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his service as President, Mr. Wertman will receive an annual base salary of at least $175,000 and performance-based bonuses targeted at 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Wertman received options to purchase 30,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off. As compensation for his services as Executive Vice President, Mr. Kelso will receive an annual base salary of at least $137,500 and performance-based bonuses targeted at 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Kelso received options to purchase 25,000 common shares at an exercise price equal to $16.00 per share exercisable 25% per year following the second anniversary of the split-off.

If any of Messrs. Neidus, Wertman or Kelso is terminated by the Company without cause, he will be entitled to receive salary for a period of one year, or in the case of Mr. Neidus, until the later of one year or December 31, 2000, along with the pro rata portion of any bonus payable for such fiscal year. Messrs. Wertman and Kelso also would receive the right to exercise, for three months, any options to acquire Company shares granted to them that are exercisable. Mr. Neidus will be entitled to exercise, for one year, any options to acquire Company shares granted to him whether or not otherwise exercisable. Mr. Neidus will be deemed to have been terminated without cause if, among other things, the Company at any time materially changes his duties and responsibilities without his consent.

Upon a change in control of the Company, Mr. Neidus shall have the right to terminate his employment with the Company and receive the same rights and benefits to which he would be entitled upon his termination without cause.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee establishes compensation for the executive officers of the Company and its subsidiaries. In discharging its function, the Committee seeks to harmonize three objectives. First, compensation levels are designed to be sufficiently competitive to attract and retain highly qualified management personnel. Second, recognition is given to the achievement of annual financial, operational and strategic objectives. Finally, it is the Company's objective to continue to align pay and performance for the Company's executives with the longer-term goal of enhancing shareholder value. To implement these objectives, the compensation program for executive officers consists of base salary, annual cash incentives, and the long-term compensation plan.

Base salaries are determined in the first instance by the evaluation of the executive officer's responsibility and by comparison to similarly situated executives at other comparable firms to ensure that the Company's salaries are competitive.

Annual cash incentives are used to recognize the achievement of annual objectives in line with the Company's long-term goals. The annual objectives are based on specific and quantifiable financial and operational performance criteria, which are set at the beginning of each fiscal year by the Committee. Bonuses of executive officers are primarily based on earnings per share of the Company.

The Company's long-term compensation plan is a part of the Executive and Director Leveraged Stock Purchase Plan. To participate in the Plan eligible Executives must first buy shares of Company common stock for up to two times their base compensation while non-employee Directors must first buy shares for up to four times their annual retainer. The participants' shares will be purchased out of the Company's treasury shares at fair market value on the Acceptance Date. At the option of each participant these purchases could be financed through external borrowings guaranteed by the Company and secured by the stock. Further, the Company has agreed to advance to the participant the interest on the obligation. Should the common stock reach levels varying from $20 to $28 during certain periods over the next five years, a long-term cash incentive will be awarded to participants equal to the amount of the initial stock purchase plus any interest advanced to the participant. For every share of common stock purchased under the Plan, participants will also receive .40 of a stock option grant issued at the fair market value of the common stock at the Acceptance Date that vests over periods ranging from two to five years. All of the eligible participants purchased shares in the program. At December 31, 1999 the Company has guaranteed total borrowings of $2,486,000 under the Plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

For fiscal 1999, Mr. Neidus's compensation package was based on a review of his compensation package in connection with an amendment and extension of his employment agreement in 1999. The Committee determined then that this total cash compensation should be at the 75th percentile for compensation received by chief executive officers of similarly situated companies.

Mr. Neidus's total cash compensation consisted of his base annual salary and performance based bonuses targeted at 60% of Mr. Neidus's annual salary based on the Company's annual earnings per share. For fiscal 1999, the base compensation was $176,792 and a bonus of $32,503 was earned. This represents an allocation of 60% of the amount earned by Mr. Neidus as an officer of Essef Corporation prior to the split-off on August 10, 1999 and the full amount earned as an officer of the Company after the split-off.

                                          THE COMPENSATION COMMITTEE
                                          Mary Ann Jorgenson, Chairperson
                                          Roger Blackwell
                                          Thomas B. Waldin

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in cumulative shareholder return with the cumulative total return of the Standard & Poors Smallcap 600 and the NASDAQ Stock Market (U.S. Companies) Composite Index since August 11, 1999:
                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                                                        Anthony & Sylvan            S&P 600 SmallCap
8/11/99                                                              100                         100
12/31/99                                                           115.6                       111.9

                                                            NASDAQ US
8/11/99                                                           100
12/31/99                                                        144.1

   *TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

                                     LEGEND

                     INDEX DESCRIPTION                       8/11/99    12/31/99
                     -----------------                       -------    --------
  Anthony & Sylvan Pools Corporation                          100.0      115.6
  S&P Smallcap 600                                            100.0      111.9
  CRSP Index for NASDAQ Stock Market (U.S. Companies)         100.0      144.1

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The index level for all series was set to 100.0 on 8/11/99, which corresponds to the Company's first day of trading.

                         BENEFICIAL OWNERSHIP OF SHARES

The following tables display, as of March 24, 2000, the name and address of each person who is known to the Company to own beneficially more than 5% of the Company's common shares as well as the number of Common Shares beneficially owned by each director and named executive officer, and the directors and named executive officers of the Company as a group.

FIVE PERCENT BENEFICIAL OWNERSHIP

                                                                 COMMON SHARES
                                                               BENEFICIALLY OWNED
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
The Jane B. King Irrevocable Trust dated July 19, 1979          309,457     11.7
Ralph T. King(1) and Alexander S. Taylor, Trustees
30050 Chagrin Boulevard, Suite 150
Pepper Pike, Ohio 44124
Thomas B. Waldin(2)                                           1,112,701     33.7
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143
Stuart D. Neidus(3)                                             278,282     10.2
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                 COMMON SHARES
                                                               BENEFICIALLY OWNED
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
Thomas B. Waldin(2)                                           1,112,701     33.7
Mary Ann Jorgenson                                               24,774       .9
Roger D. Blackwell                                               19,774       .7
Stuart D. Neidus(3)                                             278,282     10.2
Howard P. Wertman                                                55,933      2.1
Richard M. Kelso                                                 39,934      1.5
All directors and officers as a group (15 persons)(4)         1,748,885     51.6

---------------

(1) Ralph T. King shares voting and dispositive power as a co-trustee and is also beneficial owner of: (a) 119,009 shares owned directly by him and (b) 7,440 shares held by a foundation of which he is a trustee with shared dispositive power.

(2) Thomas B. Waldin is the beneficial owner of 1,112,701 shares owned by or benefiting him, his wife or child (652,320 shares consist of options to purchase which are exercisable within 60 days of December 31, 1999).

(3) Stuart D. Neidus is the beneficial owner of 278,282 shares owned by him directly (83,187 shares consist of options to purchase, which are exercisable within 60 days of December 31, 1999).

(4) Includes 735,507 options to purchase, which are exercisable by Messrs. Waldin and Neidus within 60 days of December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1999 and Forms 5 and amendments thereto furnished to the Company with respect to 1999, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 1999 or prior fiscal years any reports required by Section 16(a) of the Exchange Act, except that Messrs. Blackwell and Degnan each made a late filing of Form 3, Initial Report of Beneficial Ownership, and all non-employee directors made late filings of Form 5.

                              CERTAIN TRANSACTIONS

Howard P Wertman, III, son of the Company's President, was retained as a subcontractor in 1999 and was paid $66,770 for his services during that year. The Company believes that this transaction was conducted on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has acted as independent auditors of the Company for the fiscal year ended December 31, 1999. Representatives of Deloitte & Touche LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so as well as to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders for the fiscal 2000 Annual Meeting of Shareholders to be held in May, 2001 must be received by the Secretary of the Company no later than December 1, 2000 to be included in the proxy statement and form of proxy for that meeting.

                             SOLICITATION EXPENSES

The Company will bear the costs of proxy solicitation including the preparation and mailing of this statement and accompanying material. Proxies will be solicited principally by mail, by employees and agents of the Company and its subsidiaries. No employee of the Company who assists in the solicitation will be paid for doing so beyond his regular compensation.

The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of proxy solicitation materials to the beneficial owners of the shares held by them and, upon request, will reimburse them for the reasonable expenses incurred in forwarding the material to their principals and processing responses.

                    VOTE TABULATION POLICIES AND PROCEDURES

Shares voted by proxy on the form provided by management with this statement will be tabulated according to the tenor thereof. Shares voted by omnibus proxy or other proxy forms by brokers, nominees or agents will be tabulated according to instructions and limitations accompanying the form of proxy. All shares for which valid proxies are returned will be counted as present at the meeting for determination of a quorum (a majority of shares entitled to vote at the Annual Meeting), but the votes of shares represented by omnibus or similar proxy will be tabulated only to the extent the vote is specifically instructed.

                                          By Order of the Board of Directors
                                          Martin J. Degnan, Secretary
March 31, 2000

                                  DETACH HERE
--------------------------------------------------------------------------------

                       ANTHONY & SYLVAN POOLS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Anthony & Sylvan Pools Corporation hereby appoints William Evanson and Richard Mills, the Proxies of the undersigned, to vote the shares of the undersigned at the 2000 Annual Meeting of Shareholders of the Company and any adjournment thereof upon the following:

        The Board of Directors recommends votes be cast FOR proposal 1.

(1) ELECTION OF DIRECTORS: Roger D. Blackwell, Mary Ann Jorgenson, Stuart D. Neidus and Thomas B. Waldin for terms expiring in 2001.

    [ ] FOR all nominees                        [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary)          to vote for all nominees

            (INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                          INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                     (Continued, and to be signed on other side)

                                  DETACH HERE
--------------------------------------------------------------------------------

PROXY NO.                   (Continued from other side)                   SHARES

    IF THIS CARD IS RETURNED SIGNED, BUT WITH NO INSTRUCTIONS, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                                                   Dated                 , 2000
                                                         ----------------


                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                     Signature if held jointly

                                                   NOTICE: When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give your
                                                   full title as such. A proxy
                                                   given by a corporation should
                                                   be signed in the corporate
                                                   name by the chairman of its
                                                   board of directors, its
                                                   president, vice president,
                                                   secretary, or treasurer.

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY IN
                                              THE ENCLOSED ENVELOPE CARE OF:
                                              NATIONAL CITY BANK, P.O. BOX
                                              92301, CLEVELAND, OH 44197-0900.